UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2005

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way

Coburg, Oregon  97408

(Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On February 8, 2005, the Compensation Committee of our Board of Directors authorized the payment of the final portion of the bonuses to each of the Company’s executive officers in respect of fiscal year 2004 ended January 1, 2005.  For fiscal 2004, certain executive officers (other than Kay Toolson, our Chief Executive Officer) were eligible to receive, as a group, a bonus from a pool of 4.4% of the amount by which our earnings for fiscal 2004, before deducting interest, tax, depreciation and amortization expenses (EBITDA), exceeded 12% of our stockholders’ equity at the beginning of fiscal 2004.  A portion of a quarterly allocation, other than the amount allocated to the Chief Executive Officer as described below, was paid to participants in the pool, other than the Chief Executive Officer, after the end of each of the first three quarters of fiscal 2004.  At the discretion of the Committee, the participants are eligible for the remaining amount after the end of the fiscal year, based on EBITDA achieved by the Company for the fiscal year.  The allocation of the bonus pool, other than the amount allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Compensation Committee and is based on subjective factors, including the achievement by each participant of defined objectives and the particular contributions of each participant to revenue and profitability.

                As the sole participant in our Executive Variable Compensation Plan, which has been approved by our stockholders, Mr. Toolson, our Chief Executive Officer, was eligible to receive a bonus for fiscal 2004 equal to 3.0% of fiscal 2004 EBITDA in excess of 12% of stockholders’ equity at the beginning of fiscal 2004.  On February 8, 2005, the Compensation Committee authorized the payment of Mr. Toolson’s annual bonus pursuant to this formula, which had been established by the Committee in January 2004.

                Bonus payments aggregating $6.3 million were authorized for 310 other employees across the company under separate quarterly bonus pools for fiscal year 2004.

                The following table sets forth the base salaries of the Company’s Named Executive Officers (as determined by reference to our Proxy Statement dated April 12, 2004), as well as the total bonus amounts authorized to be paid to such officers, for fiscal 2004:

Name and Position	Base Salary	Bonus	Total
Kay L. Toolson Chairman and Chief Executive Officer	$233,500	$1,343,971	$1,577,471
John W. Nepute President	160,800	419,900	580,700
Richard E. Bond Sr. Vice President, Chief Administrative Officer and Secretary	133,000	232,000	365,000
Martin W. Garriott Vice President and Director of Oregon Manufacturing	99,600	263,250	362,850
Irvin M. Yoder Vice President and Director of Indiana Manufacturing	99,600	263,250	362,850
Michael P. Snell Vice President of Sales	247,500	110,500	358,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

By:	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer

 Date: February 11, 2005